UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2016

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 29, 2016, Taylor Morrison Home Corporation (the “Company”) issued a press release announcing that its Board of Directors has authorized an extension of its stock repurchase program until December 31, 2017 and also the repurchase of up to an additional $50 million of the Company’s Class A Common Stock pursuant to the stock repurchase program. The repurchase program had been due to expire on December 31, 2016. Including the $7 million remaining under the existing authorization that is being extended, the program now permits the repurchase of up to $57 million of the Company’s Class A Common Stock from time to time in open market purchases, privately negotiated transactions or other transactions through December 31, 2017.

The stock repurchase program is subject to prevailing market conditions and other considerations, including the Company’s liquidity, the terms of its debt instruments, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued August 29, 2016 by Taylor Morrison Home Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 29, 2016

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman Title: Executive Vice President, Chief Legal Officer and Secretary